Exhibit 99.1

Environmental Packaging Technologies Holdings, Inc Announces Proposed Sale of Its Wholly-Owned Subsidiary and Sole Operating Asset

HOUSTON, TX / ACCESSWIRE / April 5, 2018 / As described in a letter agreement (the "LA") dated March 29, 2018, by and between Blue Bay Capital Inc., a British Columbia corporation (BLUE.P) ("Blue Bay") and Specialty Liquid Transportation Corp., a recently formed, private company incorporated under the laws of British Columbia ("SLTC"), SLTC has agreed to acquire 100% of the issued and outstanding shares of common stock of Environmental Packaging Technologies, Inc. (OTC PINK: EPTI), a Delaware corporation and a wholly-owned subsidiary and the sole operating asset (the "Operating Subsidiary") of Environmental Packaging Technologies Holdings, Inc. (Grey Market: EPTI) (the "Company"), in exchange for: (a) the issuance to the Company of 85,000,000 common shares in the capital of SLTC; and (b)the assumption by SLTC of US $5,000,000 of outstanding indebtedness of the Company and the Operating Subsidiary (collectively, the "Acquisition"). Subsequent to the closing of the Acquisition (the "Acquisition Closing"), Blue Bay will acquire 100% of the issued and outstanding common shares of SLTC from the SLTC shareholders in a transaction currently contemplated to be a stock exchange pursuant to which each holder of common shares of SLTC will receive one common share of Blue Bay in exchange for each common share of SLTC owned by each SLTC shareholder (the "Transaction") such that upon completion of the Transaction the shareholders of SLTC will own the majority of the outstanding shares of Blue Bay. The Transaction will qualify as Blue Bay's "Qualifying Transaction" within the meaning of Policy 2.4 – Capital Pool Companies of the TSX Venture Exchange (the "TSXV").

As the Company's sole operating asset, the Operating Subsidiary generates all of the consolidated revenues of the Company.

The closing of the Transaction (the "Transaction Closing") is subject to certain closing conditions, including (a)the receipt by SLTC of no less than $CDN3,000,000 of gross proceeds in a proposed private placement of subscription receipts of SLTC (the "Funding Condition"); (b) the shareholders of SLTC and Blue Bay approving the Transaction; and (c) the Acquisition Closing.

David Skriloff, the Chairman, Chief Executive Officer, sole director and a shareholder of the Company and the Chief Executive Officer and sole director of the Operating Subsidiary and Shane Sims, the President and Chief Operating Officer of the Operating Subsidiary and a shareholder of the Company, own 1,000,000 common shares and 750,000 common shares of SLTC, respectively. At closing, SLTC will have 5,000,000 common shares issued and outstanding including the 1,750,000 common shares owed in the aggregate by Messrs. Skriloff and Sims, who acquired their respective common shares from SLTC for nominal consideration.

Upon the Transaction Closing, Mr. Skriloff, currently also the President of SLTC will become the Chief Executive Officer and a Director of Blue Bay and Mr. Sims will become the Chief Operating Officer of Blue Bay.

It is anticipated that SLTC shall, commencing on or about April 12, 2018, conduct a private placement of up to $CDN1,500,000 of units (the "Unit Offering"), with each unit consisting of a $1,000 principal amount of 10% subordinated unsecured convertible debenture (the "Convertible Debentures") and such number of common share purchase warrants (the "Warrants") as is equal to $1,000 divided by three (3) times the purchase price of a subscription receipt offered in connection with the Funding Condition. Each Warrant entitles the holder thereof to purchase one (1) common share of SLTC at an exercise price of CDN$0.45 for a period commencing on the day of the Transaction Closing and ending 18-months from the date of issuance. Each Convertible Debenture (a) matures on the date that is six (6) months from the date of issuance; and (b) automatically converts into the equivalent securities underlying the subscription receipts being offered in the Funding Condition immediately prior to the Transaction Closing. SLTC expects to lend the Operating Subsidiary the proceeds received from the Unit Offering, on terms mutually agreeable to SLTC and the Operating Subsidiary.

In addition to the Funding Condition and the Acquisition Closing, the Transaction Closing is also subject to satisfaction of various other conditions precedent including, but not limited to, receipt of all required regulatory, corporate, shareholder and third party approvals, including approval of the TSXV , approval of the shareholders of the Company, the negotiation and execution of definitive agreements between Blue Bay and SLTC, Blue Bay immediately following the Transaction Closing meeting the criteria for listing under the rules and regulations of the TSXV, satisfactory due diligence by each of Blue Bay and SLTC and TSXV acceptance or waiver of a sponsorship report supporting the Transaction.

It is expected that following the Acquisition Closing and the Transaction Closing and prior to any shares issued from the capital raises, Blue Bay shall have 94,000,000 common shares issued and outstanding.

No assurances can be given of the final structure, terms and/or conditions of the Acquisition and Transaction and/or when, if ever, each or both will close.

About the Operating Subsidiary

The Operating Subsidiary (Environmental Packaging Technologies, Inc., a Delaware corporation (www.eptpac.com)) is a wholly-owned subsidiary and the only operating asset of the Company. The Operating Subsidiary generates all revenues of the Company, on a consolidated basis. The Operating Subsidiary is based in the United States of America and is a global logistics company. The Operating Subsidiary believes it is a pioneer in the field of flexitank manufacturing, and is the only company manufacturing its products in the United States. The Operating Subsidiary's flexitank product is a soft sided single use container enabling bulk shipment of non-hazardous liquids. One flexitank can hold up to 24,000 liters of liquids.

With the introduction of its patent-pending LiquiRideTM product, the Company believes that it opened the market for flexitanks to be utilized in 40' and 53' containers and trailers in both dry and refrigerated configurations allowing for the first time shipments of liquid requiring temperature controls.

The Operating Subsidiary's flexitanks are used to ship a wide variety of liquids including latex and other chemicals, edible oils, wine, petroleum based products and many others. The Operating Subsidiary provides flexitanks to shipping companies, logistics companies, manufacturer suppliers and consumer product manufacturers in more than 50 countries around the world and has offices in the US, South Korea, the Netherlands and Argentina.

Forward Looking Statement Disclaimer

This press release contains projections and other forward-looking statements regarding future events or future financial performance of the Operating Subsidiary. All statements other than present and historical facts and conditions contained in this release, including any statements regarding the Operating Subsidiary's future results of operations and financial positions, business strategy, plans and the Operating Subsidiary's objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect the Operating Subsidiary's current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: (i) the contraction or lack of growth of markets in which the Operating Subsidiary competes and in which its products are sold (ii) unexpected increases in the Operating Subsidiary's expenses, including manufacturing expenses, (iii) the Operating Subsidiary's inability to adjust spending quickly enough to offset any unexpected revenue shortfall, (iv) delays or cancellations in spending by our customers, (v) unexpected average selling price reductions, (vi) the significant fluctuation to which the Operating Subsidiary's quarterly revenue and operating results are subject due to cyclicality in the transport/ logistics industry, (vii) the Operating Subsidiary's inability to anticipate the future market demands and future needs of our customers, and (viii) other factors detailed in documents the Company filed from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

For further inquiries, please contact
C-2 Partners
Bud LaCombe
Tel: +1 (310) 601-8590
Email: bud@c2partners.us

SOURCE: Environmental Packaging Technologies Holdings, Inc.